United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                            April 12, 2006
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

             1-6479-1

Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                    New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 5 - Corporate Governance and Management.

Item 5.03 - Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On April 12, 2006, the Board of Directors of Overseas Shipholding Group, Inc. (the "Registrant") amended and restated the Registrant's Bylaws. The material amendments to the Registrant's Bylaws provide (i) that special meetings of stockholders may only be called by the President or any Vice President or by the Board of Directors and that the business transacted at such meetings must be limited to the purposes stated in the meeting notice, (ii) procedures that stockholders must follow to bring matters before an annual meeting of stockholders, including timely advance notice of any matter or any nominee for election as a director and (iii) any vacancy on the Board of Directors may only be filled by a majority of the directors then in office.

            The foregoing is a brief description of the material amendments to the Registrant's Bylaws. The description should be read in conjunction with the Registrant's Amended and Restated Bylaws, which are attached as Exhibit 3.1 to this Current Report, and is qualified in its entirety by reference to the Amended and Restated Bylaws.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Registrant

SIGNATURES

                   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: April 18, 2006	By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of the Registrant